Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-            ) of our reports dated July 19, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, appearing in CytoDyn Inc.’s Annual Report on Form 10-K for the year ended May 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Warren Averett, LLC

Birmingham, AL

February 23, 2018